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                                                                   EXHIBIT 23.3

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the registration statements of The Titan Corporation (File Numbers 33-4041, 33-9570, 33-12119, 33-15680,
33-37827, 33-56762, 33-65123, 33-83402, 333-07413, 333-10919, 333-10965,
333-30947, 333-57651, 333-66149, 333-47633, 333-66147, 333-67341, 333-68621,
333-90133, and 333-90139, as amended, as applicable), of our report dated February 11, 2000, with respect to the financial statements of Assist Cornerstone Technologies, Inc. for the period ended December 12, 1999, included in the Form 8-K/A of The Titan Corporation dated April 17, 2000.


                                       /s/ Ernst & Young LLP

Salt Lake City, Utah
April 10, 2000